Exhibit 99.1

PRESS RELEASE
Investor Contact:
AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408

AngioDynamics Reports Fiscal Year 2024 Fourth Quarter and Full-Year Financial Results

LATHAM, N.Y.--(BUSINESS WIRE)--Jul. 16, 2024-- AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options, and improving quality of life for patients, today announced financial results for the fourth quarter and fiscal year 2024, which ended May 31, 2024.

Fiscal Year 2024 Fourth Quarter Highlights

	Quarter Ended

	May 31, 2024	Pro Forma* YoY Growth
Pro Forma* Net Sales	$71.1 million	1.9%
Med Tech Net Sales	$29.3 million	11.3%
Med Device Net Sales	$41.8 million	(3.8)%

•	GAAP Gross margin of 54.3%
•	GAAP loss per share of $(0.33)
•	Adjusted loss per share of $(0.05)
•	FDA 510(k) clearance and CE Mark approval for AlphaVac F18 System for the treatment of Pulmonary Embolism (PE)
•	Subsequent to the end of the fiscal quarter, announced share repurchase program for up to $15.0 million of its outstanding common shares

Fiscal Year 2024 Highlights

	Year Ended

	May 31, 2024	Pro Forma* YoY Growth
Pro Forma* Net Sales	$270.7 million	5.3%
Med Tech Net Sales	$106.0 million	10.1%
Med Device Net Sales	$164.8 million	2.4%

•	GAAP Gross margin of 50.9%
•	Pro Forma gross margin of 53.8%
•	GAAP** loss per share of $(4.59)
•	Adjusted loss per share of $(0.45)
•	Reached settlement agreement with Becton, Dickinson and C.R. Bard, ending decade-long intellectual property litigation
•	Initiated transition of manufacturing operations to a fully outsourced model to drive efficiencies and cost savings
•
Optimized Med Device business, including the divestiture of its Dialysis and BioSentry businesses, as well as the PICC and Midline product portfolios, and discontinued the sale of its RadioFrequency products and Syntrax support catheter products

•	In conjunction with divestitures, repaid all amounts outstanding under its $50 million Credit Agreement

*”Pro forma” results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC and Midline product portfolios divested in February 2024, as well as the discontinued Radiofrequency and Syntrax products. “As Reported” results include sales of the respective products prior to their divestiture or discontinuance.
**GAAP Loss per share includes a $159.5 million goodwill impairment and $19.3 million related to the previously announced settlement of IP litigation.
 “We capped off a transformative 2024 with a solid fourth quarter, largely driven by a second straight quarter of double-digit increases in our Med Tech business as Auryon and NanoKnife, delivered strong revenue growth,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “Within our Mechanical Thrombectomy segment, we achieved key milestones by receiving both FDA 510(k) clearance and CE Marking for AlphaVac in the treatment of pulmonary embolism. These indications open up multiple large, fast-growing markets, and helped to drive a more than 68% sequential increase in AlphaVac revenue during the fourth quarter.”
Mr. Clemmer continued, “Over the last three years, AngioDynamics has undergone a significant transformation to position ourselves for long-term success. We now have an optimized, stable, cash-generating Med Device business, which, in combination with the strength of our balance sheet, allows us to aggressively pursue large, fast-growing global market opportunities with our highly innovative Med Tech portfolio to drive accelerated, profitable growth moving forward.”
“We view 2025 as an inflection point in the trajectory of our business. We expect to continue to deliver strong revenue growth within our Med Tech business as we execute on key commercial initiatives, including multiple significant international expansion opportunities and the broader launch of AlphaVac for PE. The increased scale of our Med Tech business, in combination with the optimization of our Med Device business, will allow us to begin to see increasing leverage as we exit the year. Operationally, we will continue to work through the transition of our manufacturing model to reduce overhead costs and improve margins in 2026 and beyond.”

Fourth Quarter 2024 Financial Results
Unless otherwise noted, all financial results below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC, Midline, and tip location product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Net sales for the fourth quarter of fiscal year 2024 were $71.1 million, an increase of 1.9% compared to the prior-year quarter. Foreign currency translation did not have a significant impact on the Company's net sales in the quarter.

Med Tech net sales were $29.3 million, an 11.3% increase from $26.4 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform. Growth was driven by Auryon sales during the quarter of $13.0 million, which increased 12.0%, NanoKnife disposable sales of $5.4 million, representing an increase of 18.0% compared to the fourth quarter of fiscal 2023, and AlphaVac sales of $1.9 million, an increase of 6.8% over the prior year.

Med Device net sales were $41.8 million, a decrease of 3.8% compared to $43.4 million in the prior-year period.

U.S. net sales in the fourth quarter of fiscal 2024 were $60.8 million, an increase of 4.3% from $58.3 million a year ago. International net sales were $10.3 million, a decrease of 9.9%, compared to $11.5 million a year ago.

Gross margin for the fourth quarter of fiscal 2024 was 54.3%, which was flat compared to the fourth quarter of fiscal 2023, but up 320 basis points sequentially from 51.1% in the third quarter. Gross margin for the Med Tech business was 64.1%, a decrease of 70 basis points from the fourth quarter of fiscal 2023 due to product mix and increased hardware depreciation. Gross margin for the Med Device business was 47.4%, a decrease of 60 basis points compared to the fourth quarter of fiscal 2023 primarily due to retained manufacturing overhead costs associated with the discontinuation of certain Medical Device products.

The Company recorded a GAAP net loss of $13.4 million, or a loss per share of $0.33, in the fourth quarter of fiscal 2024. Excluding the items show in the non-GAAP reconciliation table below, adjusted net loss for the fourth quarter of fiscal 2024 was $2.2 million, or a loss per share of $0.05. This compares to an adjusted net loss during the fiscal fourth quarter of 2023 of $4.3 million, or a loss per share of $0.11.

Adjusted EBITDA in the fourth quarter of fiscal 2024, excluding the items shown in the reconciliation table below, was $1.5 million, compared to $1.3 million in the fourth quarter of fiscal 2023.

In the fourth quarter of fiscal 2024, the Company generated $5.0 million in operating cash, which was inclusive of a $3 million payment to Bard associated with the Company’s patent litigation settlement.

Full-Year 2024 Financial Results

Unless otherwise noted, all financial results below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC and Midline product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Net sales were $270.7 million, an increase of 5.3%, compared to $257.2 million for the prior year period.

Med Tech net sales were $106.0 million, a 10.1% increase from the prior year period. Med Device net sales were $164.8 million, an increase of 2.4% from the prior year period.

Gross margin declined by 110 basis points to 53.8% from 54.9% a year ago due to product and geographic mix, as well as retained manufacturing overhead costs associated with the discontinuation of certain Medical Device products.
The Company's GAAP net loss was $184.3 million, or a loss per share of $4.59, compared to a net loss of $52.4 million, or a loss per share of $1.33, a year ago. This includes a goodwill impairment charge of $159.5 million, settlement charge of $19.3 million and asset impairment charges totaling $6.8 million related to the transition to outsourced manufacturing and discontinuation of Syntrax.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss was $18.2 million, with adjusted loss per share of $0.45, compared to adjusted net loss of $21.8 million, or adjusted loss per share of $0.55, a year ago.

Adjusted EBITDA, excluding the items shown in the reconciliation table below, was a loss of $3.2 million, compared to a loss of $3.0 million for the prior year.

At May 31, 2024, the Company had $76.1 million in cash and cash equivalents compared to $44.6 million, which included $50 million of debt, at May 31, 2023. During the first fiscal quarter of 2024, the Company repaid all amounts outstanding under its then existing credit agreement, and currently has no long-term debt.
Pro Forma 2024 Performance
In addition to actual results, the tables accompanying this press release reflect pro forma results, which exclude the Dialysis and BioSentry businesses divested in June 2023, the PICC, Midline, and tip location product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Fiscal Year 2025 Financial Guidance

For fiscal year 2025, the Company expects:

•	Net sales to be in the range of $282 to $288 million, representing growth of between 4.2% – 6.4% over fiscal 2024 pro forma revenue of $270.7 million
•	Med Tech net sales are expected to grow in the range of 10% to 12%
•	Med Device net sales are expected to grow in the range of 1% to 3%
•	Gross margin to be approximately 52% to 53%
•	Adjusted EBITDA loss of $2.5 million to $0, compared to a pro forma adjusted EBITDA loss of $3.2 million in fiscal 2024
•	Adjusted loss per share in the range of $0.38 to $0.42, compared to pro forma adjusted loss per share of $0.45 in fiscal 2024

Share Repurchase Program

Today, the Company announced that the Board of Directors has approved a stock repurchase program authorizing the Company’s management team to purchase up to $15.0 million of its outstanding common shares.

The timing and amount of any share repurchases under the authorization will be determined by management at its discretion and based on market conditions and other considerations.

Q4 and Full Year 2024 Key Takeaways

AlphaVac F18 System Pulmonary Embolism (PE) Indication Expansions

In April of fiscal 2024, the Company announced that the Food and Drug Administration has cleared the AlphaVac F18 System for the treatment of pulmonary embolism (PE), a condition affecting around 900,0001,2 people in the United States annually and the third leading cause of cardiovascular mortality in the nation. The expanded FDA indication allows for the utilization of the AlphaVac F18 System in the non-surgical removal of thrombi or emboli from the venous vasculature, reducing thrombus burden and improving right ventricular function in patients with PE.

In May of fiscal 2024, the Company received CE Mark approval of the AlphaVac F18 System for PE. The CE Mark allows AngioDynamics to provide innovative solutions to more healthcare professionals treating patients diagnosed with PE in the European Union (EU), where an estimated 435,0003 PE events occur each year in the six largest EU countries. Compared to the United States, the prevalence of PE is higher for patients admitted to the emergency department in Europe, and European patients also had higher acuity and worse outcomes4.

For risk information, visit https://bit.ly/Angio-risk-info

Settlement Agreement with BD and Bard

In April of fiscal 2024, the Company reached a settlement agreement with Becton, Dickinson and Company (BD) and C. R. Bard, Inc. (Bard), putting an end to a decade-long intellectual property litigation. With this resolution, the Company can now fully dedicate its resources to delivering innovative medical technology solutions and improving patient outcomes.

Initiated Transition of Manufacturing Operations to Fully Outsourced Model

In January of fiscal 2024, the Company announced that it is committed to shifting its manufacturing operations from a company-owned facility in upstate New York to a fully outsourced model over the next two years. This shift is expected to result in an approximate $15 million annualized reduction in expenses by fiscal year 2027.

Optimization of Med Device Business

In fiscal year 2024, the Company optimized its Med Device business through the divestiture and discontinuation of a number of non-core assets.

Sale of Dialysis Product Portfolio and BioSentry Product

In June of fiscal 2024, the Company completed the sale of its Dialysis product portfolio and BioSentry Tract Sealant System Biopsy product to Merit Medical Systems, Inc. for $100 million in cash.

Sale of PICC and Midline Product Portfolios

In February of fiscal 2024, the Company completed the sale of its PICC and Midline product portfolios to Spectrum Vascular, for up to $45 million in cash.

At the same time, the Company discontinued the sale of its RadioFrequency products, as well as its Syntrax support catheter products to further streamline its product portfolio.

Repaid $50 Million Credit Agreement, Eliminating All Long-Term Debt

In June of fiscal 2024 and, in conjunction with receipt of proceeds from the sale of its Dialysis product portfolio and BioSentry product, the Company repaid all amounts outstanding under its then existing $50.0 million Credit Agreement, fully eliminating all long-term debt from its balance sheet.

Conference Call

The Company's management will host a conference call today at 8:00 a.m. ET to discuss its fourth quarter and fiscal year 2024 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1- 201-689-8560 (international) and refer to the passcode 13747424.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 12:00 p.m. ET on Tuesday, July 16, 2024, until 11:59 p.m. ET on Tuesday, July 23, 2024. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13747424.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," “projects”, "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2023. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	May 31, 2024	May 31, 2024	May 31, 2024	May 31, 2023	May 31, 2023	May 31, 2023
		(unaudited)			(unaudited)

Net sales	$70,980	142	$71,122	$91,074	(21,305)	$69,769
Cost of sales (exclusive of intangible amortization)	32,465	56	32,521	44,715	(12,836)	31,879
Gross profit	38,515	86	38,601	46,359	(8,469)	37,890
% of net sales	54.3%		54.3%	50.9%		54.3%

Operating expenses
Research and development	6,724	(1)	6,723	7,860	(224)	7,636
Sales and marketing	24,581	(17)	24,564	26,293	(1,804)	24,489
General and administrative	10,441	(7)	10,434	10,228	51	10,279
Amortization of intangibles	2,574	—	2,574	4,406	(1,448)	2,958
Goodwill impairment	—	—	—	14,549	—	14,549
Change in fair value of contingent consideration	229	—	229	236	—	236
Acquisition, restructuring and other items, net	8,415	(3)	8,412	3,624	(368)	3,256
Total operating expenses	52,964	(28)	52,936	67,196	(3,793)	63,403
Operating loss	(14,449)	114	(14,335)	(20,837)	(4,676)	(25,513)
Interest income (expense), net	567	—	567	(901)	—	(901)
Other expense, net	(259)	—	(259)	(127)	—	(127)
Total other income (expense), net	308	—	308	(1,028)	—	(1,028)
Loss before income tax expense (benefit)	(14,141)	114	(14,027)	(21,865)	(4,676)	(26,541)
Income tax benefit	(692)	—	(692)	(398)	—	(398)
Net loss	$(13,449)	$114	$(13,335)	$(21,467)	$(4,676)	$(26,143)

Loss per share
Basic	$(0.33)		$(0.33)	$(0.54)		$(0.66)
Diluted	$(0.33)		$(0.33)	$(0.54)		$(0.66)

Weighted average shares outstanding
Basic	40,427		40,427	39,608		39,608
Diluted	40,427		40,427	39,608		39,608

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended May 31, 2024 and May 31, 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Twelve months ended			Twelve months ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	May 31, 2024	May 31, 2024	May 31, 2024	May 31, 2023	May 31, 2023	May 31, 2023
		(unaudited)			(unaudited)

Net sales	$303,914	(33,193)	$270,721	$338,752	(81,565)	$257,187
Cost of sales (exclusive of intangible amortization)	149,216	(24,064)	125,152	164,506	(48,540)	115,966
Gross profit	154,698	(9,129)	145,569	174,246	(33,025)	141,221
% of net sales	50.9%		53.8%	51.4%		54.9%

Operating expenses
Research and development	31,512	(648)	30,864	29,883	(615)	29,268
Sales and marketing	102,818	(4,730)	98,088	104,249	(6,109)	98,140
General and administrative	41,164	(60)	41,104	40,003	(1,190)	38,813
Amortization of intangibles	13,048	(2,571)	10,477	18,790	(5,790)	13,000
Goodwill impairment	159,476	—	159,476	14,549	—	14,549
Change in fair value of contingent consideration	432	—	432	2,320	—	2,320
Acquisition, restructuring and other items, net	53,182	(6,397)	46,785	15,633	(385)	15,248
Total operating expenses	401,632	(14,406)	387,226	225,427	(14,089)	211,338
Gain on sale of assets	54,499	(54,499)	—	—	—	—
Operating loss	(192,435)	(49,222)	(241,657)	(51,181)	(18,936)	(70,117)
Interest income (expense), net	1,614	—	1,614	(2,702)	—	(2,702)
Other expense, net	(817)	—	(817)	(554)	—	(554)
Total other income (expense), net	797	—	797	(3,256)	—	(3,256)
Loss before income tax expense (benefit)	(191,638)	(49,222)	(240,860)	(54,437)	(18,936)	(73,373)
Income tax benefit	(7,289)	—	(7,289)	(1,995)	—	(1,995)
Net loss	$(184,349)	$(49,222)	$(233,571)	$(52,442)	$(18,936)	$(71,378)

Loss per share
Basic	$(4.59)		$(5.81)	$(1.33)		$(1.81)
Diluted	$(4.59)		$(5.81)	$(1.33)		$(1.81)

Weighted average shares outstanding
Basic	40,181		40,181	39,480		39,480
Diluted	40,181		40,181	39,480		39,480

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the twelve months ended May 31, 2024 and May 31, 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income (Loss):

	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	(unaudited)		(unaudited)

Net loss	$(13,449)	$(21,467)	$(184,349)	$(52,442)

Amortization of intangibles	2,574	4,406	13,048	18,790
Goodwill impairment	—	14,549	159,476	14,549
Change in fair value of contingent consideration	229	236	432	2,320
Acquisition, restructuring and other items, net (1)	8,415	3,624	53,182	15,633
Gain on sale of assets	—	—	(54,499)	—
Tax effect of non-GAAP items (2)	(20)	(617)	(2,689)	(1,272)
Adjusted net income (loss)	$(2,251)	$731	$(15,399)	$(2,422)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted Diluted Earnings (Loss) Per Share:

	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	(unaudited)		(unaudited)

Diluted loss per share	$(0.33)	$(0.54)	$(4.59)	$(1.33)

Amortization of intangibles	0.06	0.11	0.32	0.48
Goodwill impairment	—	0.37	3.98	0.37
Change in fair value of contingent consideration	0.01	0.01	0.01	0.06
Acquisition, restructuring and other items, net (1)	0.20	0.09	1.33	0.39
Gain on sale of assets	—	—	(1.36)	—
Tax effect of non-GAAP items (2)	—	(0.02)	(0.07)	(0.03)
Adjusted diluted earnings (loss) per share	$(0.06)	$0.02	$(0.38)	$(0.06)

Adjusted diluted sharecount (3)	40,427	39,916	40,181	39,480

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended May 31, 2024 and May 31, 2023.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	(unaudited)		(unaudited)

Net loss	$(13,449)	$(21,467)	$(184,349)	$(52,442)

Income tax benefit	(692)	(398)	(7,289)	(1,995)
Interest expense, net	(567)	901	(1,614)	2,702
Depreciation and amortization	6,817	7,506	27,712	30,681
Goodwill impairment	—	14,549	159,476	14,549
Change in fair value of contingent consideration	229	236	432	2,320
Stock based compensation	1,896	2,981	10,529	11,158
Gain on sale of assets	—	—	(54,499)	—
Acquisition, restructuring and other items, net (1)	7,148	3,624	50,780	15,633
Adjusted EBITDA	$1,382	$7,932	$1,178	$22,606

Per diluted share:
Adjusted EBITDA	$0.03	$0.20	$0.03	$0.57

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted Net Loss:

	Pro Forma		Pro Forma
	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	(unaudited)		(unaudited)

Pro forma net loss	$(13,335)	$(26,143)	$(233,571)	$(71,378)

Amortization of intangibles	2,574	2,958	10,477	13,000
Goodwill impairment	—	14,549	159,476	14,549
Change in fair value of contingent consideration	229	236	432	2,320
Acquisition, restructuring and other items, net (1)	8,412	3,256	46,785	15,248
Tax effect of non-GAAP items (2)	(45)	877	(1,840)	4,504
Adjusted pro forma net loss	$(2,165)	$(4,267)	$(18,241)	$(21,757)

Reconciliation of Pro Forma Diluted Loss Per Share to Pro Forma Adjusted Diluted Loss Per Share:

	Pro Forma		Pro Forma
	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	(unaudited)		(unaudited)

Pro forma diluted loss per share	$(0.33)	$(0.66)	$(5.81)	$(1.81)

Amortization of intangibles	0.06	0.07	0.26	0.33
Goodwill impairment	—	0.37	3.97	0.38
Change in fair value of contingent consideration	0.01	0.01	0.01	0.06
Acquisition, restructuring and other items, net (1)	0.21	0.08	1.17	0.38
Tax effect of non-GAAP items (2)	—	0.02	(0.05)	0.11
Adjusted pro forma diluted loss per share	$(0.05)	$(0.11)	$(0.45)	$(0.55)

Adjusted diluted sharecount (3)	40,427	39,608	40,181	39,480

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items
(2)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended May 31, 2024 and May 31, 2023.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA:

	Pro Forma		Pro Forma
	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	(unaudited)		(unaudited)

Pro forma net loss	$(13,335)	$(26,143)	$(233,571)	$(71,378)

Income tax benefit	(692)	(398)	(7,289)	(1,995)
Interest income (expense), net	(567)	901	(1,614)	2,702
Depreciation and amortization	6,817	6,008	25,051	24,688
Goodwill impairment	—	14,549	159,476	14,549
Change in fair value of contingent consideration	229	236	432	2,320
Stock based compensation	1,895	2,910	9,898	10,864
Acquisition, restructuring and other items, net (1)	7,145	3,256	44,382	15,248
Pro forma adjusted EBITDA	$1,492	$1,319	$(3,235)	$(3,002)

Per diluted share:
Adjusted EBITDA	$0.04	$0.03	$(0.08)	$(0.08)

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended		Twelve Months Ended
(in thousands)	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Legal (1)	$4,489	$3,099	$34,942	$9,998
Mergers and acquisitions (2)	—	368	399	368
Transition service agreement (3)	(437)	—	(1,092)	—
Plant Closure (4)	3,366	—	9,481	—
Manufacturing Relocation (5)	—	29	587	1,091
Intangible and other asset impairment (6)	—	—	6,260	—
Israeli Innovation Authority prepayment (7)	—	—	—	3,544
Other (8)	997	128	2,605	632
Total	$8,415	$3,624	$53,182	$15,633

(1)  Legal expenses related to litigation that is outside the normal course of business.  In the third quarter of fiscal year 2024 a $19.3 million settlement expense was recorded as a result of the Settlement Agreement that was entered into between the Company and BD.
(2)  Mergers and acquisitions expenses related to investment banking, legal and due diligence.
(3) Transition services agreement that were entered into with Merit and Spectrum.
(4) Plant closure expense, related to the restructuring of our manufacturing footprint which was announced on January 5, 2024.
(5) Expenses to relocate manufacturing lines out of Queensbury, NY.
(6) An impairment of $3.4 million on intangible and fixed assets and an inventory write-off of $2.9 million was taken in the third quarter of fiscal year 2024 relating to the abandonment of the Syntrax and RF product lines.
(7) In the first quarter of fiscal year 2023, a $3.5 million payment was made to the Israeli Innovation Authority to fully satisfy the obligation related to grant funds that were provided to Eximo for development of the Auryon laser prior to the acquisition in the second quarter of fiscal year 2020.
(8) Included in the $2.6 million in other for the year ended May 31, 2024 is $0.9 million of deferred financing fees that were written-off in conjunction with the sale of the Dialysis and BioSentry businesses and concurrent extinguishment of the debt.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	May 31, 2024	May 31, 2024	May 31, 2024	May 31, 2023	May 31, 2023	May 31, 2023	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$29,335	$—	$29,335	$26,494	$(148)	$26,346	10.7%			11.3%
Med Device	41,645	142	41,787	64,580	(21,157)	43,423	(35.5)%			(3.8)%
	$70,980	$142	$71,122	$91,074	$(21,305)	$69,769	(22.1)%	0.0%	(22.1)%	1.9%	0.0%	1.9%

Net Sales
United States	$60,743	$61	$60,804	$74,439	$(16,121)	$58,318	(18.4)%			4.3%
International	10,237	81	10,318	16,635	(5,184)	11,451	(38.5)%	0.0%	(38.5)%	(9.9)%
	$70,980	$142	$71,122	$91,074	$(21,305)	$69,769	(22.1)%	0.0%	(22.1)%	1.9%	0.0%	1.9%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended May 31, 2024 and May 31 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	May 31, 2024	May 31, 2024	May 31, 2024	May 31, 2023	May 31, 2023	May 31, 2023	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$18,798	$6	$18,804	$17,150	$(82)	$17,068	9.6%	10.2%
Gross profit % of sales	64.1%		64.1%	64.7%		64.8%

Med Device	$19,717	$80	$19,797	$29,209	$(8,387)	$20,822	(32.5)%	(4.9)%
Gross profit % of sales	47.3%		47.4%	45.2%		48.0%

Total	$38,515	$86	$38,601	$46,359	$(8,469)	$37,890	(16.9)%	1.9%
Gross profit % of sales	54.3%		54.3%	50.9%		54.3%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended May 31, 2024 and May 31, 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Twelve Months Ended			Twelve Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	May 31, 2024	May 31, 2024	May 31, 2024	May 31, 2023	May 31, 2023	May 31, 2023	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$106,403	$(443)	$105,960	$96,687	$(450)	$96,237	10.0%			10.1%
Med Device	197,511	(32,750)	164,761	242,065	(81,115)	160,950	(18.4)%			2.4%
	$303,914	$(33,193)	$270,721	$338,752	$(81,565)	$257,187	(10.3)%	0.0%	(10.3)%	5.3%	0.0%	5.3%

Net Sales
United States	$251,486	$(23,037)	$228,449	$282,713	$(62,617)	$220,096	(11.0)%			3.8%
International	52,428	(10,156)	42,272	56,039	(18,948)	37,091	(6.4)%	0.0%	(6.4)%	14.0%
	$303,914	$(33,193)	$270,721	$338,752	$(81,565)	$257,187	(10.3)%	0.0%	(10.3)%	5.3%	0.0%	5.3%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the twelve months ended May 31, 2024 and May 31 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Twelve Months Ended			Twelve Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	May 31, 2024	May 31, 2024	May 31, 2024	May 31, 2023	May 31, 2023	May 31, 2023	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$67,198	$(167)	$67,031	$61,966	$(234)	$61,732	8.4%	8.6%
Gross profit % of sales	63.2%		63.3%	64.1%		64.1%

Med Device	$87,500	$(8,962)	$78,538	$112,280	$(32,791)	$79,489	(22.1)%	(1.2)%
Gross profit % of sales	44.3%		47.7%	46.4%		49.4%

Total	$154,698	$(9,129)	$145,569	$174,246	$(33,025)	$141,221	(11.2)%	3.1%
Gross profit % of sales	50.9%		53.8%	51.4%		54.9%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the twelve months ended May 31, 2024 and May 31, 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31, 2024	May 31, 2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$76,056	$44,620
Accounts receivable, net	43,610	52,826
Inventories	60,616	55,325
Prepaid expenses and other	12,971	4,617
Current assets held for sale	—	6,154
Total current assets	193,253	163,542
Property, plant and equipment, net	35,666	44,384
Other assets	11,369	10,676
Intangible assets, net	77,383	111,144
Goodwill	—	159,238
Non-current assets held for sale	—	43,653
Total assets	$317,671	$532,637
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$37,751	$40,445
Accrued liabilities	41,098	26,617
Current portion of contingent consideration	4,728	14,761
Other current liabilities	7,578	2,002
Total current liabilities	91,155	83,825
Long-term debt, net of current portion	—	49,818
Deferred income taxes	4,852	12,813
Contingent consideration, net of current portion	—	4,535
Other long-term liabilities	16,078	3,350
Total liabilities	112,085	154,341
Stockholders' equity	205,586	378,296
Total Liabilities and Stockholders' Equity	$317,671	$532,637

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	(unaudited)		(unaudited)	(audited)
Cash flows from operating activities:
Net loss	$(13,449)	$(21,467)	$(184,349)	$(52,442)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,817	7,557	27,712	30,873
Non-cash lease expense	490	601	1,931	2,484
Goodwill impairment	—	14,549	159,476	14,549
Stock based compensation	1,896	2,981	10,529	11,158
Gain on disposition	—	—	(54,499)	—
Transaction costs for disposition	—	—	(5,084)	—
Change in fair value of contingent consideration	229	236	432	2,320
Deferred income tax provision	(825)	(558)	(7,968)	(2,311)
Change in accounts receivable allowances	319	135	1,326	695
Asset impairments and disposals	24	147	7,108	291
Write-off of other assets	—	—	869	—
Other	(223)	(197)	(62)	(513)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	5,549	(2,058)	7,894	(1,299)
Inventories	(2,585)	4,056	(9,410)	(8,198)
Prepaid expenses and other	(4,028)	724	(11,594)	332
Accounts payable, accrued and other liabilities	10,787	9,248	27,531	2,139
Net cash provided by (used in) operating activities	5,001	15,954	(28,158)	78
Cash flows from investing activities:
Additions to property, plant and equipment	(566)	(1,056)	(2,518)	(3,812)
Additions to placement and evaluation units	(1,770)	(472)	(5,015)	(5,394)
Proceeds from sale of assets	—	—	134,500	—
Acquisition of intangibles	—	—	(3,250)	(540)
Net cash (used in) provided by investing activities	(2,336)	(1,528)	123,717	(9,746)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	—	70,000
Repayment of long-term debt	—	—	(50,000)	(45,000)
Deferred financing costs on long-term debt	—	—	—	(751)
Payment of acquisition related contingent consideration	(5,000)	—	(15,000)	—
Proceeds from exercise of stock options and employee stock purchase plan	—	—	752	1,171
Net cash (used in) provided by financing activities	(5,000)	—	(64,248)	25,420
Effect of exchange rate changes on cash and cash equivalents	(60)	83	125	43
Increase (decrease) in cash and cash equivalents	(2,395)	14,509	31,436	15,795
Cash and cash equivalents at beginning of period	78,451	30,111	44,620	28,825
Cash and cash equivalents at end of period	$76,056	$44,620	$76,056	$44,620

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